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                                                                       Exhibit 5



                                  June 22, 2000



Liberate Technologies
1000 Bridge Parkway
Redwood Shores, California 94065

     Re:  Liberate Technologies (the "Company")
          Registration Statement for
          an aggregate of 1,251,881 Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 807,883 shares of Common Stock available for issuance under the Company's MoreCom, Inc. 2000 Stock Option Plan and (ii) 450,000 shares of Common Stock available for issuance under the Company's MoreCom, Inc. 1998 Stock Option Plan (collectively, the "Plans"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plans and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Gunderson Dettmer Stough Villeneuve
                                           Franklin & Hachigian, LLP
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                                       Gunderson Dettmer Stough Villeneuve
                                       Franklin & Hachigian, LLP